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EXHIBIT 1




                                JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, the parties named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D with respect to the securities of the company named below:

DATED: SEPTEMBER 11, 1997

COMPANY: HOMEGATE HOSPITALITY, INC.

SECURITIES: COMMON STOCK, PAR VALUE $.01 PER SHARE



                                                PARTIES

                                            ALPINE ASSOCIATES,
                                         A Limited Partnership

                                   By: Eckert Corp.
                                   By:  /S/VICTORIA ECKERT
                                       ----------------------


                                           PALISADES PARTNERS, L.P.

                                   By:  /S/GORDON A. UEHLING, JR.
                                       --------------------------
                                       Gordon A. Uehling, Jr.


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